EXHIBIT 21

SUBSIDIARIES OF REGISTRANT WPS RESOURCES CORPORATION

WPS RESOURCES CORPORATION + *

Wisconsin Public Service Corporation +
WPS Leasing, Inc. +
Wisconsin Valley Improvement Company (27.1% ownership) +
Wisconsin River Power Company (50% ownership) +
WPS Investments, LLC (approximately 36.36% ownership) +
American Transmission Company LLC (approximately 22.64% ownership) +
Guardian Pipeline LLC (33 1/3% ownership) ++
ATC Management Inc. (19.75% ownership) +

WPS Investments, LLC (approximately 53.64% ownership) +
American Transmission Company LLC (approximately 22.64% ownership) +
Guardian Pipeline, LLC (33 1/3% ownership) ++

WPS Nuclear Corporation +
Nuclear Management Company, LLC (20% ownership) +

WPS Visions, Inc. +

Badger Energy Services, LLC (12.50% ownership) +

WPS Resources Capital Corporation +
WPS Energy Services, Inc. +
Quest Energy, LLC +++
WPS-ESI Gas Storage, LLC (81.50% ownership) +
WPS Energy Services of Canada Corp. (formed under Canadian law)
Advantage Energy, Inc. (formed under New York law)
3096210 Nova Scotia Company (formed under Canadian law)
Boralex WPS Power Limited Partnership (49.9% ownership) (formed under Canadian law)
WPS Power Development, Inc. +
PDI Stoneman, Inc. +
Mid-American Power, LLC +
WPS Canada Generation, Inc. +
Boralex WPS Energy, Inc. (50% ownership) (formed under Canadian law)
Boralex WPS Power Limited Partnership (0.2% ownership) (formed under Canadian law)
WPS New England Generation, Inc. +
PDI Operations, Inc. +
Neulite Industries of Wisconsin, LLC (50% ownership) +
Renewable Fibers International, LLC (33-1/3% ownership) +
Wisconsin Woodgas LLC +
Wisconsin Energy Operations LLC (49% ownership) +
ECO Coal Pelletization #12 LLC (70% ownership) ++
Synfuel Solutions, LLC (33.33% ownership) ++
Synfuel Solutions Operating, LLC ++
Sunbury Holdings, LLC ++
Mid-American Power Ventures, LLC ++
Sunbury Generation, LLC ++
WPS Westwood Generation, LLC ++
WPS Empire State, Inc. (formed under New York law)
WPS Beaver Falls Generation, LLC ++
WPS Niagara Generation, LLC ++
WPS Syracuse Generation, LLC ++
Combined Locks Energy Center, LLC**

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EXHIBIT 21

SUBSIDIARIES OF REGISTRANT WPS RESOURCES CORPORATION

WPS RESOURCES CORPORATION *

Upper Peninsula Power Company +++
WPS Investments, LLC (approximately 10% ownership) +
American Transmission Company LLC (approximately 22.64% ownership) +
Guardian Pipeline LLC (33 1/3% ownership) ++
ATC Management Inc. (2.9% ownership) +

Upper Peninsula Building Development Company +++

Penvest, Inc. +++
Superior Technologies, Inc. (33.33% ownership) +++
Super Com Limited Partnership of Northern Michigan (22.5% ownership) +++

Brown County C-LEC, LLC (40% ownership) +

*

WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of Neulite Industries of Wisconsin, LLC, Renewable Fibers International, LLC, 3096210 Nova Scotia Company, Boralex WPS Power Limited Partnership, and Boralex WPS Energy, Inc.

+	Formed under Wisconsin Law
++	Formed under Delaware Law
+++	Formed under Michigan Law

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